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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    ---------------

                                       FORM 8-K

                                    CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   FEBRUARY 24, 1999

                                 ROYAL OAK MINES INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            COMMISSION FILE NUMBER 1-4350

ONTARIO, CANADA                              98-0160821
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(STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)               NO.)

C/O ROYAL OAK MINES (USA) INC.
5501 LAKEVIEW DRIVE
KIRKLAND,  WASHINGTON
U.S.A.                                       98033
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (POSTAL/ZIP CODE)

(425) 822-8992
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING
AREA CODE

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Item 5.   Other Events

     On February 24, 1999, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]

                         FOR IMMEDIATE RELEASE FROM KIRKLAND

                                  FEBRUARY 24, 1999

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TO THE HOLDERS OF ROYAL OAK MINES INC. SECURED 12.75% SENIOR SUBORDINATED NOTES,
CUSIP NOS. 78051DAC9 AND 78051DAE5 AND TO ANY OTHER PERSON WITH AN INTEREST IN ROYAL OAK MINES INC.

TAKE NOTICE that pursuant to an Order dated February 15, 1999 of the Ontario Court (General Division) Royal Oak Mines Inc. has been authorized and empowered to borrow from Trilon Financial Corporation such monies from time to time as Royal Oak Mines Inc. may consider necessary or desirable pursuant to an operating credit facility in the aggregate principal sum of Canadian $34,700,000, subject to such limits on the amounts that Royal Oak Mines Inc. may draw down thereunder as imposed from time to time by the Court. The Court has further ordered that the repayment of monies borrowed by Royal Oak from Trilon Financial Corporation pursuant to such operating credit facility together with all interest, fees, charges and other amounts payable in respect thereof shall be secured by security on all of the present and future property, assets and undertaking of Royal Oak Mines Inc. and shall rank senior in priority to any and all other liens, charges, encumbrances or security of whatever nature or kind which may at any time exist with respect to such property, assets and undertaking, subject only to the Permitted Encumbrances provided for thereunder.

Please direct any enquiries you have to the Monitor, Ms. Heather Berger, of PricewaterhouseCoopers LLP at (425) 822-8992 or fax (425) 822-3552. Copies of the credit and security agreements relating to the operating credit facility and copies of the Court Order can be obtained from the Monitor.


For further information, contact:

J. Patrick Howe
Howe & Company Inc.
(416) 863-6632
E-mail: jphowe@howeco.com


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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      ROYAL OAK MINES INC.


Date: February 24, 1999               By: /s/ M.K. Witte
                                          ------------------------------
                                          M.K. Witte
                                          President and CEO






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